EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-60243) and Registration Statements (Form S-8 No. 33-47003 and Form S-8 No. 33-92376) pertaining to the 1990 Stock Plan and in Registration Statements (Form S-8 No. 33-75372 and Form S-8 No. 33-92374) pertaining to Employee Stock Purchase Plan of Insignia Systems, Inc. of our report dated February 5, 1999, with respect to the financial statements and schedule of Insignia Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 29, 1999